Exhibit 10.128

EXECUTION VERSION

CONFIDENTIAL

February 15, 2017

Peabody Energy Corporation
701 Market St.
St. Louis, MO 63101-1826
Attention: James A. Tichenor, Treasurer

P&L Receivables Company, LLC
c/o Peabody Energy Corporation
701 Market St.
St. Louis, MO 63101-1826
Attention: James A. Tichenor, Treasurer

Re:    Notice under Receivables Purchase Facility Commitment Letter regarding Australian
Originators and Australian Receivables

Reference is hereby made to that certain Receivables Purchase Facility Commitment Letter (the “Commitment Letter”), dated as of January 27, 2017, by and among Peabody Energy Corporation, P&L Receivables Company, LLC, and PNC Bank, National Association, as administrator and as a committed purchaser. Each capitalized term used but not defined herein shall have the meaning assigned to such term in, or by reference in, the Commitment Letter.

As contemplated by Section 1 of the Commitment Letter, we hereby inform you that we have completed our due diligence, legal structuring and credit approval of the Australian Originators and the Australian Receivables on the terms and subject to the conditions set forth in the revised Summary of Terms attached as Exhibit A to this letter (the “Revised Term Sheet”); provided, however, that the inclusion of any Australian Originators or Australian Receivables in the Amended Securitization Facility and our provision of any financing therefor under the Amended Securitization Facility are subject to all the terms and conditions set forth in the Commitment Letter (including, without limitation, the conditions precedent set forth in Section 4 thereof). For the avoidance of doubt, our agreement to include the Australian Originators and Australian Receivables in the Amended Securitization Facility is also subject to the condition that the terms of the Amended Securitization Facility be as described in the Revised Term Sheet, rather than as described in the Term Sheet attached as Exhibit A to the Commitment Letter (the “Original Term Sheet”).

This letter expressly incorporates by reference all of the provisions of the Commitment Letter. This letter shall not be deemed to be or constitute a waiver, amendment or modification of any provisions of the Commitment Letter or any right or obligations of any party thereunder.

[Signature pages follow]

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Sincerely,

PNC BANK, NATIONAL
ASSOCIATION, as an Administrator

By: /s/ Mark S. Falcione
Name: Mark S. Falcione
Title: Executive Vice President

PNC BANK, NATIONAL
ASSOCIATION,
As a Committed Purchaser

By: /s/ Mark S. Falcione
Name: Mark S. Falcione
Title: Executive Vice President

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EXHIBIT A

Revised Term Sheet

(attached)

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SUMMARY OF TERMS
FOR THE
PROPOSED EXTENSION AND AMENDMENT
OF THE
PEABODY ENERGY CORPORATION / P&L RECEIVABLES COMPANY, LLC
TRADE RECEIVABLES SECURITIZATION

Disclaimer: This preliminary summary of terms (“Term Sheet”) is not intended to define all of the terms and conditions of the amendments and other transactions described herein. Such terms and conditions will be contained in the final documentation executed by the parties to any such amendments or other transactions, and such documentation will supersede this Term Sheet. Closing of the amendments and other transactions described herein is subject to bankruptcy court approval and the execution and delivery of definitive documentation in form and substance satisfactory to PNC Bank, N.A. (“PNC”) and PNC Capital Markets LLC (“PNCCM”) as well as satisfaction of each of the other conditions precedent set forth in this Term Sheet.
Introduction:
This Term Sheet refers to, and describes proposed amendments (the “Amendments”) to the existing trade receivables securitization program (the “Existing Securitization Program”, and as amended by the Amendments, the “Securitization Program”) documented under the Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016, as amended on April 12, 2016 and on April 18, 2016 (collectively, the “5th A&R RPA”), among P&L Receivables Company, LLC (the “SPV”), as seller, Peabody Energy Corporation (“Peabody”), the various subsidiaries of Peabody party thereto as sub-servicers, and PNC, as the administrator and as the sole purchaser agent, committed purchaser, LC bank and LC participant. In connection with the Amendments, PNC, PNCCM, the SPV and Peabody are entering into that certain commitment letter agreement (as amended, the “Commitment Letter”), dated as of January 27, 2017 (the “Commitment Letter Closing Date”). Terms used herein but not defined herein shall have the meanings set forth in the 5th A&R RPA.

Facility Terms:

● Limit/Commitments/Term:

○ Purchase Limit
Purchase Limit: $250,000,000 (the “Initial Purchase Limit”), subject to reductions prior to the Closing Date (as defined below) to an amount no less than $200,000,000; provided, that, any such reduction shall only be made at the request of Peabody in the event that U.S. and/or Australian dollar denominated trade receivables originated in Australia by certain Australian subsidiaries of Peabody (the “Australian Originators”) to U.S. residents or Eligible Foreign Obligors (“Australian Receivables”) are not included under the Securitization Program.

○ Commitments:	PNC: 100% of the Purchase Limit.

○ Facility Termination Date:
The earliest to occur of (i) the date that is 3-years from the effective date of a confirmed Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Peabody and its debtor subsidiaries (collectively and together with the rest of the consolidated subsidiaries of Peabody, the “Peabody Group”), which plan approves the Securitization Program, (ii) if Cash Liquidity is less than $450 million as of each Reporting Date occurring during any period of 30 consecutive days, if elected by PNC in its sole discretion within 30 days of such event, the date that is the 364th day following the date of PNC’s election to terminate, and (iii) the date the Facility Termination Date is deemed to have been accelerated due to the occurrence of a Termination Event or other predefined events to be mutually agreed upon prior to the Closing Date. “Reporting Date” means each of the dates that Cash Liquidity is required to be reported under daily portfolio reports, weekly portfolio reports and monthly reports. “Closing Date” means the date when the transactions contemplated in this Term Sheet are consummated. The Closing Date is currently scheduled to occur on or about April 3, 2017.

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● Pricing/Fees:

○ Program Fee and LC Participation Fee:
400 bps per annum, or at any time after the 180th day following the Closing Date when Cash Liquidity (as defined below) as of the most recent Reporting Date exceeds the sum of (i) Qualifying One-Time Sale Proceeds (as defined below) and (ii) $500 million, 300 bps per annum, in either case, which fees shall be payable monthly pro rata by the SPV to each LC Participant and Purchaser based on the average daily face amount of LCs issued and outstanding Capital.

○ LC Fee:	15 bps per annum, payable monthly by the SPV to PNC as the LC Bank based on the average daily face amount of outstanding LCs.

○ Unused Fee:	80 bps per annum, payable monthly pro rata by the SPV to each LC Participant and Purchaser based on the unused portion of commitments.

○ Structuring Fee:[1]
The sum of (i) the “Initial Structuring Fee” equal to 62.5 bps of the Initial Purchase Limit, which shall be a non-refundable fee payable by the SPV to PNCCM on the date that the Bankruptcy Court’s order approving the Commitment Letter becomes final, and (ii) the “Subsequent Structuring Fee” equal to 62.5 bps of the Purchase Limit on the Closing Date, which shall be an additional non-refundable fee payable by the SPV to PNCCM on the Closing Date.

○ Legal Fees:
Peabody shall pay or cause to be paid to Mayer Brown LLP, local Missouri counsel and local Australian counsel, respectively and in each case as special counsel for PNC, for such counsel’s own account, all reasonable and documented fees, costs, expenses and disbursements of such counsel incurred in connection with the preparation, negotiation, execution and delivery of the amendment documents, the Chapter 11 case and related court documents.

○ Other Fees & Expenses:	Reimbursement of reasonable out-of-pocket fees and expenses in connection with the execution of the Securitization Program, including but not limited to field exam and diligence expenses.

● Amendments:
The 5th A&R RPA will be amended and restated to include the amendments set forth below. The other Transaction Documents will, to the extent reasonably determined by PNC, be either amended or amended and restated in connection with the transactions contemplated by this Term Sheet.

○ Increase the Purchase Limit and Commitments, and extend the scheduled Facility Termination Date per above.

○ Pricing/Fees to be adjusted per above, and fees will move from the 5th A&R RPA to a separate fee letter.

○ Amendments to bring the SPV’s receivables back onto the Peabody Group’s consolidated balance sheet under GAAP
(e.g., replacing the DPP mechanics with an undivided interest concept and/or adding a call/repurchase right in favor of the SPV on such terms that are satisfactory to PNC).

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1 The Anniversary Fee under the existing Securitization Program shall remain payable in accordance with the terms thereof.

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○ The Lock-Box Agreement with PNC will be amended from “full cash dominion” to a “springing control”
arrangement, under which the SPV will have the right to manage the collection account until such time as PNC exercises its right to assume exclusive dominion and control of the collection account following the occurrence of a Termination Event, an Unmatured Termination Event or Cash Liquidity is less than the sum of (i)
Qualifying One-Time Sale Proceeds and (ii) $500 million as of each Reporting Date occurring during any period of 30 consecutive days.

○ A measurement of the Peabody Group’s Cash Liquidity will be added. “Cash Liquidity” will mean the U.S.
dollar equivalent of Peabody Group’s unrestricted cash and permitted investments. “Qualifying One-Time
Sale Proceeds” will mean the U.S. dollar equivalent of the sum of the net cash proceeds received by the
Peabody Group from the sale of Peabody’s Australian subsidiary, Metropolitan Mine net of transaction costs, any related repayment of debt in connection with such disposition and net of taxes paid or reasonably estimated to be payable as a result thereof.

○ Peabody will be required to deliver weekly portfolio reports and, if Cash Liquidity is less than the sum of
(i) Qualifying One-Time Sale Proceeds and (ii) $500 million as of each Reporting Date occurring during any period of 30 consecutive days, PNC may require Peabody to deliver daily portfolio reports.

○ Reinstate daily reinvestments of cash collections without requiring “Qualifying Interim Reports” and, if Cash
Liquidity is less than the sum of (i) Qualifying One-Time Sale Proceeds and (ii) $500 million as of each Reporting
Date occurring during any period of 30 consecutive days, PNC may require Peabody to deliver “Qualifying Interim
Reports” as a condition for daily reinvestments of cash collections.

○ Update “Change in Control” and related provisions in order to permit the pledge of the equity in the SPV as collateral for the Peabody Group’s credit facilities, subject to execution of appropriate intercreditor agreements in form and substance reasonably satisfactory to PNC.

○ Reinstate cross-default/BK filing as Termination Events (cross-default thresholds to be mutually agreed upon).

○ Amendments and intercreditor arrangements in form and substance reasonably satisfactory to PNC that are necessary to accommodate the Peabody Group’s other financings.

○ Removal of provisions related to the Peabody Group’s Chapter 11 case to the extent no longer relevant after confirmation of the Chapter 11 plan.

○ Amendments to acknowledge that, for purposes of calculating Excess Concentrations and the Concentration
Reserve, if any Receivable is guaranteed by a letter of credit in form and substance reasonably satisfactory to the
Administrator, the Obligor thereof for purposes of such calculations will be viewed as the related letter of credit provider.

○ Amendments to certain definitions as set forth below:

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■ Amend clause (i) of the definition of Loss Reserve Percentage by replacing 2.50 with 2.25

■ Amend clause (iii) of the definition of Loss Reserve Percentage by replacing clause (A) thereof with the following: “the sum of (x) aggregate credit sales made by the Originators during the four most recent calendar months plus (y) the product of 0.25 and the aggregate credit sales made by the Originators during the fifth most recent calendar months divided by”

■ Amend clause (ii) (x) of the definition of Dilution Reserve Percentage by replacing 2.50 with 2.25

■ Replace clause (a) of the definition of Dilution Horizon with the following “(a) the sum of (x) the aggregate credit sales made by the Originators during the most recent calendar month plus (y) the product of 0.25 and the aggregate credit sales made by the Originators during the second most recent calendar month”

■ Amend the definition of Concentration Percentage to reflect the revisions shown below:

“Concentration Percentage” means: (a) for any Group A Obligor, 15%, (b) for any Group B Obligor, 12%,             (c) for any Group C Obligor, 7.0% and (d) for any Group D Obligor, 5.0%.

■ Amend clauses (b) and (c) of the definition of Excess Concentration to reflect the revisions shown below:

(b)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in             the Receivables Pool, the Obligors of which are residents of any single country (other than United States of America),             exceeds (i) in the case of Australia, 15.00%, (ii) in the case of any country (other than Australia) that has a foreign             currency rating of at least “AA” by Standard and Poor’s and “Aa2” by Moody’s, 20.00%, or (iii) in any other case,             15.00% , in each case, of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool;             plus

(c)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in             the Receivables Pool, the Obligors of which are Eligible Foreign Obligors but which are not residents of Australia,             exceeds 30.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

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○ Australian Originators will be joined to the Securitization Facility, and the Securitization Facility will be amended to
(i) effect such joinder, (ii) provide eligibility for the Australian Receivables and (iii) provide for the issuance of
Letters of Credit denominated in Australian dollars. The following provides a non-exclusive summary of those amendments and sets forth certain applicable terms and conditions.

■ The initial Australian Originators will be Peabody COALSALES Pacific Pty Ltd, Millennium Coal Pty Ltd,
Wambo Coal Pty Ltd, Wilpinjong Coal Pty Ltd and Peabody (Bowen) Pty Ltd.

■ The Australian Originators will sell their Australian Receivables (or 100% of the beneficial and equitable interest therein) to Peabody upon origination, and Peabody will in turn transfer such Australian Receivables
(or 100% of the beneficial and equitable interest therein) to the SPV. Except as described herein, the terms and conditions applicable to such sales and transfers will be substantially similar to those set forth in the existing Sale
Agreement and Contribution Agreement with such modifications as are reasonably determined by the Administrator
(it being understood that the agreement governing such sales by the Australian Originators will be governed by
Australian law) and the definitive documentation with respect to such sales and transfers shall be in form and substance reasonably satisfactory to the Administrator.

■ The definition of Eligible Receivable will be amended to (a) include Australian Receivables that (i) are denominated and payable in Australian dollars, (ii) are payable to Lockbox Accounts in Australia and (iii)
result from goods sold and shipped from an Australian Originator in Australia, (b) allow for Australian
Receivables that have been transferred via a declaration of trust whereby 100% of the beneficial and equitable interest therein has been transferred to the SPV and bare legal title remains with the relevant Australian Originator and (c) require that eligible Australian Receivables not be subject to the National Consumer Credit Protection Act
2009 (Cwth) or the National Credit Code contained in Schedule 1 of that Act and (d) require that eligible
Australian Receivables arise under Contracts that have been reviewed and approved by the Administrator and that are governed by the laws of a jurisdiction approved by the Administrator. For the avoidance of doubt, eligible Australian Receivables will be required to meet the other requirements set forth in the current definition of Eligible Receivable.

■ The definition of Total Reserves will be amended to reflect the revisions shown below, and the related defined terms shown below will be added (together with relevant component definitions):

“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus the greater of (b) (i) the Performance Reserve, or (ii) the sum of the Concentration Reserve plus the Dilution Component Reserve, plus (c) the AUD AR Volatility Reserve, plus (d) the AUD LC Volatility Reserve.
“AUD” means Australian dollars, the lawful currency of the Commonwealth of Australia.
“AUD AR Volatility Reserve” means, at any time of determination, the product of (a) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables denominated in AUD, multiplied by (b) the AUD VaR Percentage.
“AUD LC Volatility Reserve” means, at any time of determination, the product of (a) the U.S. Dollar Equivalent of the Adjusted AUD LC Participation Amount, multiplied by (b) the AUD VaR Percentage.
“AUD VaR Percentage” means the value at risk percentage determined by the Administrator in its commercially reasonable judgment from time to time with respect to AUD, and which shall on the Closing Date be 10.00%.2

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■ Each of the Australian Originators shall provide a power of attorney to Peabody and its assigns, in form and substance reasonably satisfactory to PNC.

■ No Australian Originator shall be required to guaranty the obligations of any entity that is not an Australian
Originator, but the Performance Guaranty will provide that Peabody will guaranty the obligations of each
Australian Originator.

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2 The above reference to 10.00% is subject to adjustment on or prior to the Closing Date.

•
Confirmation Order Requirements “Confirmation Order” means that certain order of the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) authorizing, among other things, the Peabody Group to enter into the Securitization Program.

○ The Confirmation Order shall approve the Amendments and any provisions relevant to the Securitization Program to be in form and substance reasonably satisfactory to PNC

○ The Confirmation Order shall include, to the extent reasonably required by PNC, the following findings of fact and conclusions of law pertaining to the Securitization Program:

■ True sales and contributions of receivables into the Securitization Program, free and clear of liens, claims and encumbrances;

■ The SPV is a good faith purchaser of receivables;

■ The SPV is an entity independent from reorganized debtor(s), not subject to substantive consolidation;
performance of the transactions contemplated by the Securitization Program does not give rise to a basis for substantive consolidation;

■ Authorization of Peabody and the subservicers to continue servicing receivables and reaffirmation and approval of continuation of Peabody’s obligations under the Performance Guaranty; and

■ Validity of PNC’s liens on the SPV’s assets and validity of the SPV’s liens on Receivables and ancillary assets of originating Peabody Group entities, and approval of assignment of these liens to PNC.

•	Additional Conditions Precedent

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○ Executed definitive documentation;

○ Delivery of customary closing certifications and legal opinions of counsel to the Peabody Group (or, if applicable, counsel to PNC) covering all customary matters for securitizations of this type (including general corporate matters, no conflicts with laws and material agreements, enforceability, the Volcker Rule, ‘40 Act matters, security interest matters, substantive consolidation and true sale), plus any relevant matters arising under
Australian law (such as Personal Property Securities Act 2009 (Cwth) filings), to the extent applicable, and any tax matters arising from the inclusion of the Australian Originators and Australian Receivables (such as Australian goods and services tax and stamp duty), in each case as applicable, and in each case, reasonably acceptable to PNC;

○ Lien searches and confirmation of the lenders/purchasers’ first-priority perfected security interests (it being understood that the Confirmation Order described above will confirm the continuation and effectiveness of the existing UCC-1 financing statements and real property filings currently on file with respect to the securitization contemplated hereby);

○ Payment of reasonable fees and expenses specified herein; and

○ There shall have been no supplement, modification, waiver or amendment to the Peabody Group’s debt and capital structure as contemplated by that certain Plan Support Agreement, dated as of December 22,
2016 (together with all exhibits, schedules, annexes, supplements and other attachments thereto, in each case, as amended, supplemented or otherwise modified on or prior to the date hereof), as in effect on the date of the
Commitment Letter, in the good faith judgment of PNC, that is adverse in any material respects to PNC and/or its affiliates, unless PNC shall have consented thereto in writing.

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